UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2010

Century Aluminum Company
(Exact name of registrant as specified in its charter)

Delaware	1-34474	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective as of June 8, 2010, the Board of Directors (the “Board”) of Century Aluminum Company (the “Company”) amended the Company’s Bylaws to, among other things:

•
Update the advance-notice bylaw to provide that notices of stockholder-proposed business and director nominations for an annual meeting must be submitted at least 60 days but not more than 90 days prior to the first anniversary date of the prior year’s annual meeting, with certain limited exceptions.  Notices of stockholder-proposed business and director nominations had previously been required to be submitted no less than 45 days prior to the date on which the Company first mailed its proxy materials for the previous year’s annual meeting.

•
Provide that notices of stockholder-proposed director nominations for a special meeting called for the purpose of electing one or more directors must be submitted at least 60 days but not more than 90 days prior to the date of such special meeting, with certain limited exceptions.

•
Require that a stockholder proponent fully disclose all ownership interests in the Company, including derivatives, voting arrangements, stock borrowing agreements, hedged positions and other economic and voting interests, as well as any other agreements and arrangements between the stockholder proponent and any other persons regarding the proposal.

•
Require that director nominees for election or reelection make certain representations to the Company relating to voting commitments, compensation and other economic arrangements and future compliance with the Company’s corporate governance and other applicable policies and guidelines applicable to directors.

•
Require that all information required to be provided in connection with a stockholder’s notice of proposed business and director nominations be updated so that it is accurate as of the record date and such date that is ten days prior to the date of the stockholder meeting.

•	Allow notice of the time and place of stockholder meetings to be given electronically.

•	Provide the chairman of the board or the president with the express power to adjourn any meeting of the stockholders;

•	Provide for the appointment of inspectors of election at each stockholders' meeting; and

•	Clarify the Company’s indemnification provisions, including that indemnification vests as of the date of commencement of service.

The foregoing summary of the Amended and Restated Bylaws of the Company is qualified in its entirety by reference to the text of the 2010 Amended and Restated Bylaws of the Company, a copy of which is attached hereto as Exhibit 3.1, and is incorporated by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) was held on June 8, 2010, at 8:30 a.m. local time at the Company’s executive offices located at 2511 Garden Road, Building A, Suite 200, Monterey, California.  A total of 81,557,902 shares of the Company’s common stock were present or represented by proxy at the meeting, representing approximately 88% of all the shares outstanding and entitled to vote at the Annual Meeting, thus meeting the quorum requirement.

The proposals voted on and approved by the Company’s stockholders at the Annual Meeting are as follows:

Proposal No. 1:  Election of Directors

The Company’s stockholders elected four class II directors and one class I director to the Company’s Board of Directors for three- and two-year terms respectively.
Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Class II Directors:
John P. O’Brien	55,775,267	15,004,733	10,777,902
Peter C. Jones	55,686,294	15,093,706	10,777,902
Ivan Glasenberg	65,571,565	5,208,435	10,777,902
Andrew Michelmore	67,200,411	3,579,589	10,777,902

Class I Director:
John C. Fontaine	55,850,737	14,929,263	10,777,902

Proposal No. 2:  Ratify the Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Deloitte & Touch LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,975,314	1,495,592	3,086,996	Not applicable

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
3.1	2010 Amended and Restated Bylaws of Century Aluminum Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	June 14, 2010	By:	/s/ Jesse E. Gary
Name: Jesse E. Gary Title: Assistant Secretary

Exhibit Index

Exhibit Number	Description
3.1	2010 Amended and Restated Bylaws of Century Aluminum Company